Exhibit 6.5

AMENDMENT NO. 9

TO

LOAN AND SECURITY AGREEMENT

This Amendment No. 9 to Loan and Security Agreement ("Amendment") is made this 7th day of November, 2019, by and between CRESTMARK, A DIVISION OF METABANK, a federal savings bank, whose address is 5480 Corporate Drive, Suite 350, Troy, MI 48098 ("Crestmark"), as assignee of Crestmark Bank, COHERIX, INC., a Delaware corporation, whose chief executive office is located at 3980 Ranchero Drive, Ann Arbor, MI 48108 ("Borrower"), and DWIGHT D. CARLSON ("Validity Guarantor" and "Guarantor"). This Amendment amends that certain Loan and Security Agreement executed August 19, 2016, as amended by Amendment No. 1 dated February 1, 2017, Amendment No. 2 dated April 26, 2017, Amendment No. 3 dated June 8, 2017, Amendment No. 4 dated September 14, 2017, Amendment No. 5 dated March 23, 2018, Amendment No. 6 dated October 4, 2018, Amendment No. 7 dated March 13, 2019, and Amendment No. 8 dated September 24, 2019 (as so amended, the "Agreement").

BACKGROUND:

The parties have executed the Agreement and Loan Documents;

The Borrower and Guarantor are indebted and/or obligated to Crestmark without offset or deduction pursuant to the Agreement and the Loan Documents all of which are in full force and effect; and

Borrower, Crestmark and Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Agreement and the Loan Documents.

Accordingly, the parties agree as follows:

1.             DEFINED TERMS:

Capitalized terms that are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.             AMENDMENT AND MODIFICATION TO THE AGREEMENT:

A.           Section 12(B) of the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

B.       Declare or pay any dividend or make any other distribution with regard to its equity or purchase or retire any of its equity without Crestmark's prior written consent, provided if it is taxed as an S Corporation or other "pass through" entity, Borrower may prior to a Default distribute profits to its equity holders in an amount necessary to enable such holders to pay personal, state and federal taxes directly attributable to the profits earned by Borrower for such year. Notwithstanding the foregoing, Borrower may declare and pay dividends up to $35,000.00 annually so long as the Borrowing Base is not past due and Borrower remains in compliance with all terms of this Agreement.

B.           Effective as of September 14, 2017, Section 4, "Minimum Loan Balance" of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

Minimum Loan Balance. Borrower shall maintain an average outstanding principal balance of the Loan for each month in the amount of $1,000,000.00 ("Minimum Loan Balance"). If the actual average outstanding principal balance of the Loan in any month is less than the Minimum Loan Amount, Borrower must pay interest and Maintenance Fees (as defined in the Schedule) for such month calculated on the Minimum Loan Balance.

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3.             REAFFIRMATION OF GUARANTY:

As a specific inducement to Crestmark to enter into the Agreement, Validity Guarantor and Guarantor have executed a Validity Guaranty dated August 17, 2016 and Second Amended and Restated Limited Personal Guaranty dated September 24, 2019, as amended (the "Validity Guaranty" and "Personal Guaranty", respectively). Validity Guarantor and Guarantor hereby acknowledge and agree to the amendments and modifications set forth above and reaffirm the Validity Guaranty and Personal Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Validity Guarantor and Guarantor further acknowledge that Validity Guarantor and Guarantor remain liable in accordance with the terms of the Validity Guaranty and Personal Guaranty without offset or counterclaim. Validity Guarantor and Guarantor also acknowledge and agree that Validity Guarantor's and Guarantor's liability under each Guaranty is limited as set forth in the Validity Guaranty and Personal Guaranty.

4.             EXPENSES:

In consideration of the extension of the loan and the execution of this Amendment, Borrower will pay Crestmark a fee of $500.00, which fee is fully earned as of the date hereof, and non-refundable. Borrower will promptly pay all expenses, fees and costs incurred by Crestmark with respect to the preparation, execution, and delivery of this Amendment, and all other documents contemplated herewith, including reasonable attorneys' fees.

5.             NO WAIVER:

Borrower acknowledges that the execution of this Amendment does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously existed or now exists under the Agreement or any Loan Document. By execution of this Amendment, Crestmark will not be deemed to have waived any of its rights or remedies under the Agreement or any Loan Document.

6.             SURVIVAL, REAFFIRMATION, AND NO DEFENSES:

Each undersigned Borrower and Guarantor agrees, in all capacities in which the signatory has executed the Agreement or any of the Loan Documents, as follows:

A.           That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Agreement and the Loan Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Agreement and the Loan Documents and consent to and acknowledge this Amendment.

B.           That payment of the Indebtedness is the valid obligation of Borrower and Guarantor and, as of the date hereof, Borrower and Guarantor have absolutely no defenses, claims, rights of set-off or counterclaims against Crestmark or the payment of the Indebtedness. This Amendment shall not impair the rights, remedies and Collateral given in the Agreement and the Loan Documents.

C.          That the liability of the undersigned howsoever arising or provided for in the Agreement and the Loan Documents is hereby reaffirmed.

7.       RELEASE:

In consideration of Crestmark executing this Amendment, Borrower and Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys' fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Guarantor have against Crestmark from the date of Borrower's and Guarantor's first contact with Crestmark up to the date of this Amendment. Borrower and Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment and each acknowledges and agrees that Crestmark is relying upon this release in executing this Amendment.

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8.             CONFIRMATION OF LIEN UPON COLLATERAL:

The Borrower acknowledges and agrees that pursuant to the terms of the Agreement, the obligations of the Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Agreement or the priority thereof.

9.             NO ORAL MODIFICATION:

This Amendment may only be altered or modified by written instrument duly executed by Borrower and Crestmark.

The parties hereto have executed this Amendment the day and year first appearing above.

"CRESTMARK"

Crestmark, a division of MetaBank a federal savings bank

By:	/s/ Patricia Oakes
Patricia Oakes
Its	Vice President

"BORROWER"

Coherix, Inc. a Delaware corporation

By:	/s/ Dwight D. Carlson
Dwight D. Carlson
Its:	CEO

The undersigned Validity Guarantor and Guarantor, by signing this Amendment, agrees he has read and understands this Amendment and agrees to all of its terms.

“VALIDITY GUARANTOR”

/s/ Dwight D. Carlson
Dwight D. Carlson, Individually

“ GUARANTOR”

/s/ Dwight D. Carlson
Dwight D. Carlson, Individually

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